UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HORIZON FUNDS

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road, Suite 300, Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:	I.R.S. Employer Identification No.
Horizon Landmark ETF	NYSE Arca, Inc.	33-2657306
Horizon Expedition Plus ETF	NYSE Arca, Inc.	33-2321632

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [   ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [   ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-205411.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of Horizon Landmark ETF, a series of Horizon Funds (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 44 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-205411; 811-23063) filed on January 14, 2024, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1.       The Trust’s Declaration of Trust is included as Exhibit 28(a)(2) to the Trust’s Initial Registration on Form N-1A (File No. 333-205411) filed on June 2, 2015, and is incorporated by reference.

2.       The Trust’s By-Laws are included as Exhibit 28(b) to the Trust’s Initial Registration on Form N-1A (File No. 333-205411) filed on June 2, 2015, and is incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HORIZON FUNDS

Date: January 16, 2025

By: /s/ John Drahzal
John Drahzal, President